UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 2, 2022

Virgin Group Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40263	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 Bleecker Street, 6th Floor New York, New York	10012
(Address of principal executive offices)	(Zip Code)

+1 (212) 497-9050

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	VGII.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	VGII	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	VGII.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously disclosed in a Current Report on Form 8-K on December 7, 2021, Virgin Group Acquisition Corp. II (the “Company”) entered into an Agreement and Plan of Merger with Grove Collaborative, Inc., a Delaware public benefit corporation (“Grove”), Treehouse Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of the Company and Treehouse Merger Sub II, LLC, a Delaware limited liability company and wholly owned direct subsidiary of the Company, which agreement was amended and restated on March 31, 2022.

This Current Report on Form 8-K is filed for the purpose of filing Grove’s financial and operating results for its first fiscal 2022 quarter and updated financial outlook for the remainder of 2022, 2023 and 2024. A copy of Grove’s Management’s Discussion and Analysis of Financial Condition and Results of Operations is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the Interim Condensed Financial Statements (Unaudited) as of and for the three months ended March 31, 2022 is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Grove also issued a press release relating to its results of operation for the three months ended March 31, 2022, which is attached as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Update on VGAC II Board Process

On May 31, 2022, VGAC II’s Board of Directors (the “VGAC II Board”) held a telephonic meeting at which the VGAC II Board reviewed the financial statements of Grove Collaborative, Inc. (“Grove”) for the three months ended March 31, 2021 and 2022 attached as Exhibit 99.2 to this Form 8-K, as well as Grove’s updated Management’s Discussion and Analysis of Financial Condition and Results of Operations, including Grove’s updated Financial Outlook for the remainder of 2022 and for the full years 2023 and 2024, attached as Exhibit 99.1 to this Form 8-K, each of which was prepared by Grove management. The VGAC II Board discussed with VGAC II’s management and advisors the state of Grove’s business and the updated financial information, including the fundamental soundness of Grove’s business model and the steps that Grove had taken and proposed to take to preserve cash in light of current market conditions. During such discussion, the VGAC II Board also considered the fact that an investment bank with whom VGAC II management had informally consulted regarding the updated financial information but which had not been engaged to advise VGAC II regarding the updated financial information, had informally stated to VGAC II management that it was uncertain whether, if asked, it could render a bringdown fairness opinion as of the date of such meeting regarding the transaction, based on present market conditions and such updated financial information. The VGAC II Board also discussed the status of the business combination transaction and the terms of the related merger agreement, including the provisions of the merger agreement that restricted the VGAC II Board from changing its recommendation that VGAC II’s shareholders vote to approve the business combination with Grove and all related proposals absent the occurrence of a Grove material adverse event (as defined in the merger agreement), which the VGAC II Board did not believe had occurred due to, among other things, the fact that changes in general economic conditions and the failure by Grove to meet its projections are not permitted to be considered in determining whether a material adverse event has occurred. The VGAC II Board also noted that, in connection with the business combination, VGAC II’s public shareholders will have the right to redeem their public shares for a per-share price, payable in cash, equal to the pro rata portion of the trust account established at the consummation of VGAC II’s initial public offering. At the conclusion of the discussion, the VGAC II Board indicated its support for the disclosure of the updated Grove financial information.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Grove’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

99.2	Interim Condensed Financial Statements (Unaudited) as of and for the three months ended March 31, 2022

99.3	Press Release, dated June 2, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2022	VIRGIN GROUP ACQUISITION CORP. II

	By:	/s/ Harold Brunink
	Name:	Harold Brunink
	Title:	Assistant Secretary